WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

12770 Coit Road, Suite 907	(972) 385-0354
Dallas, Texas 75251	Fax: (972) 788-5165
E-Mail: office@wmcobb.com

April 4, 2008

Exhibit 23.4

Consent of Independent Petroleum Engineers and Geologists

TXCO Resources Inc.
777 East Sonterra Boulevard, Suite 350
San Antonio, Texas 78258

Ladies and Gentlemen:

We consent to the use of the name William M. Cobb & Associates, Inc., to references to William M. Cobb & Associates, Inc., and to the inclusion of information taken from our "Evaluation of Certain Oil and Gas Properties Located in Dimmit County, Texas Prepared for TXCO Resources Inc. As Of January 1, 2008" under the sections "Properties" and "Notes to Consolidated Financial Statements -- Oil and Gas Producing Activities and Properties" in the TXCO Resources Inc. Form S-3 Registration Statement to be filed during the month of April, 2008.

Sincerely,

WILLIAM M. COBB & ASSOCIATES INC.

/s/ Frank J. Marek
Frank J. Marek, P.E.
Senior Vice President